SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
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GENESIS MICROCHIP INC.

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Genesis Microchip Inc.
2150 Gold Street
Alviso, California 95002
(408) 262-6599

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 12, 2006

To our Stockholders:
      We are holding our 2006 annual meeting of stockholders on Tuesday, September 12, 2006 at 11:00 a.m. Pacific Time. It will be held at our offices located at 180 Baytech Drive, Suite 110, San Jose, California 95134. Only stockholders of record on July 14, 2006 are entitled to notice of and to vote at our annual meeting or at any adjournment or postponement of it. The purpose of the meeting is:

1. To elect two Class II directors, each to serve for a term of three years, expiring on the date of our 2009 annual meeting of stockholders or until a successor is elected;

2. To ratify the appointment of KPMG LLP in Canada as independent accountants for fiscal 2007; and

3. To transact any other business that may properly come before either the annual meeting or any adjournment or postponement of it.
      Your Board of Directors unanimously recommends that you vote to approve all of the proposals before you. Those proposals are described more fully in the accompanying proxy statement, which we urge you to read.
      Your vote is important. Whether or not you plan to attend the meeting in person, you are urged to ensure that your shares are represented at the annual meeting by following the instructions on the enclosed proxy card. Please refer to the proxy card for more information on how to submit your vote.

By order of the Board of Directors,

Ava M. Hahn
Secretary
July 28, 2006

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSAL 1 -- ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE
PROPOSAL 2 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS
TRANSACTION OF OTHER BUSINESS
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Executive Compensation
COMPENSATION COMMITTEE’S REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSALS
CONTACTING THE BOARD OF DIRECTORS
Appendix I

Genesis Microchip Inc.
2150 Gold Street
Alviso, California 95002
(408) 262-6599

PROXY STATEMENT

INTRODUCTION
      The accompanying proxy is solicited by the Board of Directors of Genesis Microchip Inc., a Delaware corporation (“we,” “us,” “Genesis” or the “Company”), for use at our 2006 annual meeting of stockholders to be held on Tuesday, September 12, 2006 at 11:00 a.m. Pacific Time, or any adjournment thereof, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting. The annual meeting will be held at our offices located at 180 Baytech Drive, Suite 110, San Jose, California 95134.
      These proxy solicitation materials will be mailed on or about August 14, 2006 to all stockholders entitled to vote at our annual meeting.
QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING
Why are you sending me this proxy statement?
      We are sending you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at our annual meeting of stockholders. The annual meeting is scheduled to take place on Tuesday, September 12, 2006. This proxy statement summarizes information concerning the proposals to be voted on at the annual meeting. This information will help you to make an informed vote at our annual meeting.
What proposals will be voted on at the meeting?
      We have scheduled two proposals to be voted on at the meeting:

1. The election of two Class II directors, each to serve for a term of three years expiring on the date of our 2009 annual meeting of stockholders or until a successor is elected; and

2. The ratification of the appointment of KPMG LLP in Canada as independent accountants for fiscal 2007.
What is the voting recommendation?
      The Company’s Board of Directors recommends that you vote your shares “FOR” the election of each of the nominees to our Board of Directors and “FOR” the other proposal.
Who is entitled to vote?
      Only stockholders of record of our common stock at the close of business on July 14, 2006 are entitled to notice of, and to vote at, our annual meeting. As of the close of business on the record date, there were 36,386,310 shares of our common stock outstanding and entitled to vote held by approximately 180 stockholders of record. Each stockholder is entitled to one vote for each share of common stock held as of the record date.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
      Most stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of record
      If your shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC, then you are considered to be the stockholder of record with respect to those shares, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial owner
      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered to be the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.
How can I vote my shares in person at the meeting?
      Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification.
      Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. You may vote shares held in street name in person at the annual meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.
How can I vote my shares without attending the meeting?
      Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting.

Stockholder of record
      You may vote by granting a proxy. Please refer to the summary voting instructions included on the enclosed proxy card. You may vote by mail by signing your proxy card and mailing it in the enclosed postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign the card but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

Beneficial owner
      For shares held in street name, refer to the voting instruction card included by your broker or nominee.
Can I change my vote after I submit my proxy?
      Yes. You can change your vote at any time before your shares are voted by proxy at the annual meeting.

Stockholder of record
      If you are a stockholder of record you can change your vote by:

•	Sending a written notice to our Secretary at our principal executive offices in Alviso, California stating that you would like to revoke your proxy,

•	Completing a new proxy card and sending it to our Secretary. The new proxy card will automatically replace any earlier-dated proxy card that you returned, or

•	Attending the annual meeting and voting in person.

      If you choose to revoke your proxy by attending the annual meeting, you must vote at the meeting in accordance with the rules for voting at the annual meeting. Attending the annual meeting will not, by itself, constitute revocation of your proxy.

Beneficial owner
      If you instructed a broker or nominee to vote your shares, follow your broker or nominee’s directions for changing those instructions.
How are votes counted?
      In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters, including Proposals 1 and 2. If you hold your common stock through a bank, broker or other nominee, the broker may be prevented from voting shares held in your account on some proposals (not including Proposals 1 and 2) (a “broker non-vote”) unless you have given voting instructions to the bank, broker or nominee.
      The inspector of election appointed for the meeting, who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes, will tabulate all votes. Shares that are voted “FOR,” “AGAINST” or “WITHHELD” on a proposal will be treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR” or “AGAINST” will also be treated as votes cast on the proposal. Shares that abstain from voting on a proposal will be treated as shares that are present at the meeting for purposes of establishing a quorum, but will not be treated as votes cast on the proposals. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.
      If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors (“FOR” all of our nominees to the Board of Directors, “FOR” all other items described in this proxy statement and in the discretion of the proxy holders on any other matters that properly come before the meeting).
What vote is required to approve each of the proposals?
      With respect to the proposal to elect two Class II directors, the two nominees receiving the greatest number of votes will be elected, even if the votes they receive are less than a majority of shares present and entitled to vote. Abstentions are not counted towards the tabulation of votes cast for the election of directors.
      All other proposals require the affirmative “FOR” vote of a majority of those votes cast; that majority must also constitute at least a majority of the required quorum.
What does it mean if I receive more than one proxy or voting instruction card?
      It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy and voting instruction card you receive.
Where can I find the voting results of the meeting?
      We will announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2007, which ends September 30, 2006.
What happens if additional proposals are presented at the meeting?
      Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate(s) as may be nominated by the Board of Directors.
Must a minimum number of stockholders vote or be present at the annual meeting?
      A quorum of stockholders is necessary to hold a valid meeting. Our bylaws provide that a majority of all of the shares of our stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” on any proposal, as well as broker non-votes, will be treated as being present and entitled to vote for purposes of establishing a quorum.
Is cumulative voting permitted for the election of directors?
      Stockholders may not cumulate votes in the election of directors.
Who will bear the cost of soliciting votes for the meeting?
      We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, however, you are responsible for any Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also hire our transfer agent, Mellon Investor Services LLC, or another proxy solicitor to assist us in the distribution of proxy materials and the solicitation of votes. We will pay any proxy solicitor a reasonable and customary fee plus expenses for those services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our beneficial stockholders.
PROPOSAL 1 — ELECTION OF DIRECTORS
      We have a classified Board of Directors, with overlapping terms of office. The term for the Class II directors expires at this 2006 annual meeting. The term for the Class III directors expires at the 2007 annual meeting and the term for the Class I directors expires at the 2008 annual meeting. Each director serves for a three-year term or until his successor is duly elected and qualified.
      The Board of Directors’ nominees for election by the stockholders as Class II directors are Chandrashekar M. Reddy and Elias Antoun. Our Nominating Committee has recommended and the Board of Directors has approved these nominations. Mr. Antoun is currently the Company’s President and Chief Executive Officer and Mr. Reddy is currently a member of our Compensation Committee and Corporate Governance Committee. If elected, the two nominees will serve as directors until our 2009 annual meeting or until a successor is duly elected and qualified. If either of the nominees declines to serve, proxies may be voted for a substitute nominee as may nominated by our Board of Directors.
      If a quorum is present and voting, the two nominees for Class II directors receiving the highest number of votes “FOR” will be elected as the Class II directors. The persons named in the enclosed proxy intend to vote the shares represented by those proxies for the election of these two nominees.

Directors
      Currently, there are seven (7) members of the Board of Directors. The following sets forth certain information concerning our current directors as well as our Class II nominees to be elected at the 2006 annual meeting.

			Director
Name	Age	Position	Since

Class II Nominees:
Chandrashekar M. Reddy(2)(3)	46	Director Nominee	2002
Elias Antoun	49	Director Nominee	2004
Class III Directors Whose Terms Expire at the 2007 Annual Meeting:
Jon Castor(1)(4)	54	Director	2004
Chieh Chang(2)(3)	54	Director	2004
Jeffrey Diamond(2)(4)	54	Chairman of the Board	2001
Class I Directors Whose Terms Expire at the 2008 Annual Meeting:
Tim Christoffersen(1)(3)	64	Director	2002
Robert H. Kidd(1)(4)	62	Director	2002

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Corporate Governance Committee.

(4)	Member of the Nominating Committee.

Nominees for Election to Class II Directorship Expiring at the 2006 Annual Meeting
      Chandrashekar M. Reddy joined Genesis as a director upon its acquisition of Sage, Inc. in February 2002. He served as Vice Chairman and as Executive Vice President, Engineering of Genesis from February 2002 to November 2002. He served as Chairman of the Board of Directors and Chief Executive Officer of Sage from its inception in 1994 until its acquisition by Genesis in February 2002. Mr. Reddy served as the Chief Executive Officer of Athena Semiconductors, Inc., a wireless communications business, from December 2002 to October 2005 and as a member of its Board of Directors from January 2002 to October 2005. From 1986 to 1995, Mr. Reddy held several design and program management positions at Intel Corporation. Mr. Reddy received an M.S. in Electrical Engineering from the University of Wisconsin, Madison and a B.S. in Electrical Engineering from the Indian Institute of Technology.
      Elias Antoun has served as President and Chief Executive Officer of the Company and a member of our Board of Directors since November 2004. Prior to his appointment, Mr. Antoun served as the President and Chief Executive Officer of Pixim, Inc., an imaging solution provider for the video surveillance market, between March 2004 and November 2004. From February 2000 to August 2003, Mr. Antoun served as the President and Chief Executive Officer of MediaQ, Inc., a mobile handheld graphics IC company acquired by NVIDIA Corporation in August 2003. From January 1991 to February 2000, Mr. Antoun held a variety of positions with LSI Logic Corporation, most recently serving as Executive Vice President of the Consumer Products Division from 1998 until his departure in January 2000. Mr. Antoun served as a Director of HPL Technologies, Inc. from August 2000 to December 2005, and as Chairman of the Board of Directors of HPL Technologies, Inc. from July 2002 to December 2005. Mr. Antoun received a B.S. in Electrical Engineering from UCLA, and an M.B.A. from Stanford Graduate School of Business.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” EACH DIRECTOR NOMINEE

Class III Directors Whose Terms Expire at the 2007 Annual Meeting
      Jon Castor has been a director of Genesis since November 2004. From January 2004 to June 2004, Mr. Castor was an Executive Advisor to the Chief Executive Officer of Zoran Corporation, and from August 2003 to December 2003, he was Senior Vice President and General Manager of Zoran’s DTV Division. From October 2002 to August 2003, Mr. Castor was the Senior Vice President and General Manager of the TeraLogic Group at Oak Technology Inc., a developer of integrated circuits (ICs) and software for digital televisions and printers which was acquired by Zoran. Prior to that, Mr. Castor co-founded TeraLogic, Inc., a developer of digital television ICs, software and systems in June 1996 where he served in several capacities including as its President, Chief Financial Officer and director from June 1996 to November 2000, and as its Chief Executive Officer and director from November 2000 to October 2002, when it was acquired by Oak Technology. Mr. Castor also serves on the Board of Directors of Adaptec Inc. (NASDAQ: ADPT), a data storage solutions company, and as a member of its Audit and Compensation Committees. Mr. Castor also serves on the Board of Directors of Artimi, Inc., an ultrawideband wireless technology company, where he is also Chairman of the Compensation Committee. Mr. Castor received his B.A. with distinction from Northwestern University and his M.B.A. from Stanford Graduate School of Business.
      Chieh Chang has been a director of Genesis since November 2004. Mr. Chang has been a member of the board of directors of Oplink Communications, Inc. since September 1995. Since February 2003, Mr. Chang has served as Vice Chairman of Programmable Microelectronics Company, Inc., a fabless semiconductor design company, and from February 2000 to February 2003, as its Chief Executive Officer. From April 1992 to August 1996, Mr. Chang was the Director of Technology at Cirrus Logic, Inc., a semiconductor company. Mr. Chang received his B.S. in Electrical Engineering from the National Taiwan University and his M.S. in Electrical Engineering from UCLA.
      Jeffrey Diamond was appointed Chairman of the Board of Directors in July 2003, and has served as a director since April 2001. After our acquisition of Paradise Electronics, Inc. in May 1999, Mr. Diamond also served as an executive officer and as a consultant to Genesis through December 2000. Prior to that, he served as a director of Paradise from its inception in 1996 and as its Chief Executive Officer from September 1998 until May 1999. Mr. Diamond held senior management positions at Cirrus Logic, Inc. from April 1992 to March 1995. Mr. Diamond received his B.S. in Business Administration from the University of Illinois.

Class II Directors Whose Terms Expire at the 2008 Annual Meeting
      Tim Christoffersen was appointed as a Director in August 2002. Mr. Christoffersen served as Chief Financial Officer of Monolithic Power Systems, Inc. (MPS), a semiconductor company, from June 2004 to April 2006, and served on MPS’s board of directors from March 2004 to July 2004. Since January 1999, Mr. Christoffersen has been a financial consultant to technology companies. Prior to that, Mr. Christoffersen served as Chief Financial Officer of NeoParadigm Labs, Inc. from 1998 to 1999 and as Chief Financial Officer of Chips & Technologies, Inc. from 1994 until its sale to Intel Corporation in 1998. Mr. Christoffersen was Executive Vice President, Director and Chief Operating Officer of Resonex, Inc. from 1991 to 1992. From 1986 to 1991, Mr. Christoffersen held several managerial positions with Ford Motor Company. Mr. Christoffersen is a Phi Beta Kappa graduate of Stanford University where he earned a B.A. in Economics. He also holds a Master’s degree in Divinity from Union Theological Seminary in New York City.
      Robert H. Kidd was appointed as a Director in August 2002. Mr. Kidd serves as President of Location Research Company of Canada Limited, a consulting company. Mr. Kidd also serves as a director of Hostopia.com, a website hosting company, and as Vice Chairman of Appleby College Foundation. Mr. Kidd served as Chief Financial Officer of Technology Convergence Inc. from 2000 to 2002, of Lions Gate Entertainment Corp. from 1997 to 1998, and of InContext Systems Inc. from 1995 to 1996. He served as Senior Vice President, Chief Financial Officer and Director of George Weston Limited from 1981 to 1995, as a partner of Thome Riddell, Chartered Accountants, a predecessor firm of KPMG LLP, from 1973 to 1981 and as a Lecturer in Finance, Faculty of Management Studies, University of Toronto, from 1971 to 1981. Mr. Kidd has served on several professional committees, including the Toronto Stock Exchange Investors & Issuers Advisory Committee from 1993 to 1998, the Canadian Institute of Chartered Accountants Emerging

Issues Committee from 1992 to 1997 and the Canadian Securities Administrators Committee on Conflicts of Interest in Underwriting from 1994 to 1996. He currently serves as a director of several private entities. Mr. Kidd has a B. Commerce from the University of Toronto and an M.B.A. from York University. Mr. Kidd is a Fellow of the Institute of Chartered Accountants of Ontario.
The Board of Directors, its Committees and Meetings
      Board of Directors. The Board of Directors held 18 meetings during the fiscal year ended March 31, 2006. Each director attended or participated telephonically in 75% or more of the aggregate of (i) the total number of the meetings of the Board of Directors (held during the period for which such director was a director) and (ii) the total number of meetings of all committees on which such director served (held during the period for which such director served as a committee member) during the fiscal year ended March 31, 2006.
      A majority of the directors on the Company’s Board of Directors are independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect. The Board of Directors has determined that each of its current directors, including all nominee directors, except Elias Antoun, has no material relationship with Genesis and is independent. In addition, the independent members of the Board of Directors met twice during the fiscal year ended March 31, 2006.
      Our Board of Directors has standing Compensation, Audit, Corporate Governance and Nominating Committees.
      Compensation Committee. The Compensation Committee reviews and evaluates the compensation and benefits of our officers, reviews general policy matters relating to compensation and benefits of our employees and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers our stock option plans and stock purchase plan. The Compensation Committee held six meetings during the fiscal year ended March 31, 2006.
      Currently, our Compensation Committee consists of Mr. Diamond, Mr. Chang and Mr. Reddy, each of whom qualify as “independent” in accordance with the published listing requirements of Nasdaq. Mr. Diamond serves as chairman of this committee.
      The current Compensation Committee charter is available at our Web site located at www.gnss.com.
      Audit Committee. Among other things, the Audit Committee reviews the scope and timing of audit services and any other services that our independent accountants are asked to perform, the auditors’ report on our consolidated financial statements following completion of their audit and our policies and procedures with respect to internal accounting and financial controls. The Audit Committee also reviews and approves any related party transactions. The Audit Committee approves, in advance, all permissible non-audit services provided by the Company’s independent accountants.
      Currently, our Audit Committee consists of Mr. Christoffersen, Mr. Castor and Mr. Kidd. Mr. Kidd serves as chairman of this committee. The Audit Committee held 13 meetings during the fiscal year ended March 31, 2006. In addition to qualifying as “independent” in accordance with the published listing requirements of Nasdaq, each member of the Audit Committee qualifies as “independent” under special standards established by the SEC for members of audit committees. The Audit Committee also includes at least one independent member who is determined by the Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an independent director. The Board of Directors has determined that each of the current Audit Committee members is independent and an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters. The designation as an audit committee financial expert does not impose upon an Audit Committee member any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.
      The report of the Audit Committee is included herein on page 28. The current Audit Committee charter is included as Appendix I to this proxy statement, and is available at our Web site located at www.gnss.com.
      Nominating Committee. The Nominating Committee is responsible for seeking, screening and recommending for nomination candidates for election to the Board of Directors and appointments to the Board of Directors to fill any vacancies. In so doing, the Nominating Committee may evaluate, among other things:

•	the current size, composition and needs of the Board of Directors and its committees;

•	such factors as judgment, independence, character and integrity, area of expertise, diversity of experience, length of service, and potential conflicts of interest of candidates; and

•	such other factors as the Nominating Committee may consider appropriate.
      These factors, and any other qualifications considered useful by the Nominating Committee, are reviewed in the context of an assessment of the perceived needs of the Board of Directors at a particular point in time. As a result, the priorities and emphasis of the Nominating Committee and of the Board of Directors may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board of Directors members. Therefore, the Nominating Committee has not established any specific minimum criteria or qualifications that a nominee must possess. The current Nominating Committee charter is available at our Web site located at www.gnss.com.
      The Nominating Committee will evaluate candidates identified on its own initiative as well as candidates referred to it by other members of the Board of Directors, by our management, by stockholders who submit names to the Nominating Committee, or by other external sources. With regard to the nominees for election as Class I directors, the Nominating Committee recommended and the Board of Directors approved the nominations of Messrs. Antoun and Reddy for election as Class II directors at the 2006 annual meeting. Since our last annual meeting in 2005, we have not employed a search firm or paid fees to other third parties in connection with seeking or evaluating Board of Directors nominee candidates.
      With regard to referrals from our stockholders, the Nominating Committee’s policy is to consider recommendations for candidates to the Board of Directors from stockholders holding not less than 1% of our outstanding common stock continuously for at least twelve months prior to the date of the submission of the recommendation. Candidates suggested by stockholders are evaluated using the same criteria as for other candidates. A stockholder that desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in written correspondence by letter to Genesis Microchip Inc., attention of the Company’s Secretary, at our offices at 2150 Gold Street, Alviso, California 95002. Such notice must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Genesis within the last three years, evidence of the required ownership of common stock by the recommending stockholder, and to the extent known by the stockholder, any relationships between the candidate and competitors, customers, suppliers and any other parties that might give rise to the appearance of a potential conflict of interest. Any stockholder who wishes to make a direct nomination for election to the Board of Directors at an annual or special meeting for the election of directors must comply with procedures set forth in our bylaws.
      Currently, our Nominating Committee consists of Mr. Diamond, Mr. Castor and Mr. Kidd, each of whom is “independent” in accordance with the published listing requirements of Nasdaq. Mr. Diamond serves as chairman of this committee. The Nominating Committee held one meeting during the fiscal year ended March 31, 2006.
      The current Nominating Committee charter is available at our Web site located at www.gnss.com.
      Corporate Governance Committee. The Corporate Governance Committee oversees the Company’s disclosure controls and procedures, except for the financial reporting controls and procedures overseen by the

Audit Committee, and recommends to the Board of Directors the adoption of any measures it deems advisable for the improvement of disclosure controls and procedures. Currently, our Corporate Governance Committee consists of Messrs. Christoffersen, Chang and Reddy. Mr. Christoffersen serves as chairman of this committee. The Corporate Governance Committee met four times during the fiscal year ended March 31, 2006.
      The current Corporate Governance Committee charter is available at our Web site located at www.gnss.com.
Corporate Governance.
      We believe transparent, effective, and accountable corporate governance practices are key elements of our relationship with our stockholders. To help our stockholders understand our commitment to this relationship and our governance practices, several of our key governance initiatives are summarized below.
      Corporate Governance Guidelines. Our Board of Directors has adopted Corporate Governance Guidelines which govern, among other things, Board member criteria (including limits on the number of boards upon which directors may serve), responsibilities, compensation and education, Board committee composition and charters, management succession, and Board self-evaluation. You can access these Corporate Governance Guidelines, along with other materials such as committee charters, on our website at www.gnss.com.
      Code of Ethics. We have adopted a code of ethics that applies to our principal executive officer and all members of our finance department, including the principal financial officer and principal accounting officer. This code of ethics “Code of Ethics-Financial”, as well as “Code of Business Conduct and Ethics”, which applies to all employees generally, are posted on our Website. The Internet address for our Website is http://www.gnss.com, and the both codes of ethics may be found as follows:

1. From our main Web page, first click on “Company,”

2. Next, click on “Corporate Governance.”

3. Finally, click on “Code of Business Conduct and Ethics” or “Code of Ethics-Financial.”
      We intend to satisfy the disclosure requirement under Item 5.05(c) of Form 8-K regarding certain amendments to, or waivers from, a provision of this code of ethics by posting such information on our website, at the address and location specified above, within four business days of such amendment or waiver.
      Director attendance at annual meetings. The Company does not have a formal policy regarding the attendance of its directors at annual or special meetings of stockholders, but the Company encourages directors to attend such meetings. Of the two directors elected at the September 13, 2005 annual meeting and the five continuing directors who were not up for re-election at that meeting, all seven directors attended that meeting.
      Director continuing education. Pursuant to the Company’s Corporate Governance Guidelines, the Company encourages the directors to attend appropriate continuing education classes every two years. During the last two years, each member of our Board of Directors attended a director education program endorsed by Institutional Shareholder Services.
Compensation of Directors
      Directors who are not our employees receive $5,000 per quarter as a retainer, $1,000 for each meeting of the Board of Directors or committee thereof attended in person and $500 for each meeting attended by teleconference. Non-employee chairmen of committees receive an additional retainer of $1,250 per quarter for serving as a committee chairman, other than the chairman of the Audit Committee who receives an additional quarterly retainer of $2,500. Directors who are our employees receive no separate compensation for services rendered as a director. All directors are reimbursed for reasonable expenses to attend meetings.
      Upon first joining the Board of Directors, non-employee directors receive options to purchase a total of 25,000 shares of our common stock, 15,000 of which are automatically issued pursuant to the terms of our

1997 Non-Employee Stock Option Plan, and 10,000 of which are issued under our 2000 Nonstatutory Stock Option Plan. Since the option pool in our 1997 Non-Employee Stock Option Plan is depleted, we grant the stock options described above from our 2000 Nonstatutory Stock Option Plan or our 2001 Nonstatutory Stock Option Plan.
      Grants are also made annually on the first day of the month following our annual meeting of stockholders. Each non-employee director receives an option to purchase 10,000 shares of our common stock, plus 2,500 shares of our common stock for each committee on which the director serves. However, the Board of Directors elected to reduce their fiscal 2006 grants from 10,000 shares to 8,000 shares, plus 2,500 shares for each committee on which the director serves. The options are granted with an exercise price equal to the closing price of our stock on the day preceding the date of the grant and vest over twelve months. The automatic annual option grants were made on October 1, 2005 at an exercise price of $21.95 per share. No other stock option grants were made to non-employee directors in fiscal 2006.
      Non-employee directors may also be granted stock options under the terms of our 2000 Nonstatutory Stock Option Plan or our 2001 Nonstatutory Stock Option Plan.
      The following table summarizes the retainers and attendance fees and the number of stock option grants that were made to our non-employee directors, in their capacity as non-employee directors, during fiscal 2006:

			Discretionary	Retainers and
	Initial Option	Automatic Annual	Option	Attendance
Name	Grants	Grants	Grants	Fees ($)

Jon Castor	—	13,000	—	42,000
Chieh Chang	—	13,000	—	35,500
Tim Christoffersen	—	13,000	—	44,500
Jeffrey Diamond	—	13,000	—	45,000
Robert H. Kidd	—	13,000	—	51,000
Chandrashekar M. Reddy	—	10,500	—	33,500
PROPOSAL 2 — APPOINTMENT OF INDEPENDENT ACCOUNTANTS
      Stockholders of the Company are being asked to ratify the appointment of KPMG LLP in Canada as independent accountants for the fiscal year ending March 31, 2007.
      We have selected KPMG as our independent accountants for the 2007 fiscal year. KPMG or its predecessor firms have served as our independent accountants since our inception in Canada in 1987. Representatives of KPMG are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from you.
      The approximate fees billed to us by KPMG for services rendered with respect to fiscal years 2006 and 2005 were as follows:

	2006	2005

Audit Fees	$815,790	$833,023
Audit-Related Fees	180,183	218,843
Tax Fees	333,483	522,529
All Other Fees	0	0

Total Fees	1,329,456	1,574,395
      Audit Fees. This category consists of fees paid for professional services provided in connection with the integrated audit of our financial statements and internal controls over financial reporting, review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings, including filings related to potential mergers and acquisitions.

      Audit-Related Fees. This category consists of fees paid primarily for advisory services, research on accounting matters and due diligence related to mergers and acquisitions, and are not reported above under “Audit Fees.”
      Tax Fees. This category consists of fees paid primarily for professional services rendered by KPMG in connection with tax advice related to specialized projects such as the implementation of the American Jobs Creation Act, acquisition activities and tax compliance, including technical tax advice related to the preparation of tax returns.
      The Audit Committee has determined that the provision of non-audit services performed during fiscal 2006, including work related to acquisition activities and for tax planning and compliance purposes, is compatible with maintaining the independence of KPMG.
      The Audit Committee has established a policy governing our use of KPMG for non-audit services. Under the policy, management may use KPMG for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered. In fiscal 2006, all fees identified above under the captions “Audit-Related Fees” and “Tax Fees” that were billed by KPMG were approved by the Audit Committee pursuant to the Company’s pre-approval policies and procedures established by the Audit Committee.
      This proposal to ratify the appointment of KPMG must be passed by a majority of the votes cast at our annual meeting (which majority must also constitute at least a majority of the required quorum) to be approved. The persons named in the enclosed proxy intend to vote the shares represented by those proxies in favor of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF KPMG LLP IN CANADA AS OUR INDEPENDENT ACCOUNTANTS FOR
THE FISCAL YEAR ENDING MARCH 31, 2007.
TRANSACTION OF OTHER BUSINESS
      We know of no other proposals to be presented at the meeting. If any other proposal is presented, the shares represented by the proxies we receive will be voted according to the best judgment of the persons named in the proxies. It is the intention of the persons named in the form of proxy to vote the shares that those proxies represent as the Board of Directors recommends.

EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of March 31, 2006 about our common stock that may be issued upon the exercise of options, warrants and rights under our 1997 Employee Stock Purchase Plan described above as well as our eight stock option plans: the 1987 Stock Option Plan, the 1997 Employee Stock Option Plan, the 1997 Non-Employee Stock Option Plan, the 2000 Non-Statutory Stock Option Plan, the 2001 Non-Statutory Stock Option Plan, the 1997 Paradise Stock Option Plan, the Sage Stock Option Plan, and the 2003 Stock Plan.
      The 1997 Paradise Stock Option Plan and the Sage Stock Option Plan, under which we do not grant any new options, were assumed upon our acquisitions of other companies. Our stockholders have not formally approved our 2000 Non-Statutory Stock Option Plan, although they approved an amendment to that plan at the September 14, 2000 annual meeting. Our stockholders have not approved our 2001 Non-Statutory Stock Option Plan or our 2003 Stock Plan. Our stockholders have approved all other plans.

			Number of
			Securities
			Available for
			Issuance Under
	Number of		Equity
	Securities to		Compensation
	be Issued	Weighted-Average	Plans
	Upon Exercise	Exercise Price of	(Excluding
	of Outstanding	Outstanding	Securities
	Options,	Options,	Reflected in
	Warrants and	Warrants and	the First
Plan Name and Type	Rights	Rights	Column)

Equity compensation plans approved by stockholders
1997 Employee Stock Purchase Plan*	N/A	N/A	319,535
1987 Stock Option Plan	—	—	—
1997 Employee Stock Option Plan(1)	2,797,297	15.00	1,573,284
1997 Non-Employee Stock Option Plan	205,480	17.80	9,675
Equity compensation plans not formally approved by stockholders
2000 Non-Statutory Stock Option Plan	2,512,025	16.20	478,780
2001 Non-Statutory Stock Option Plan(1)	371,693	19.83	59,763
2003 Stock Plan(1)	895,000	17.21	89,583
Equity compensation plans assumed on acquisitions
1997 Paradise Stock Option Plan	1,867	0.74	—
Sage Stock Option Plan(1)	343,996	23.22	—
Total*	7,127,358	16.31	2,530,620

*	The number of securities to be issued upon exercise of outstanding rights under the 1997 Employee Stock Purchase Plan and the weighted average exercise price of those securities is not determinable. The 1997 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower. The closing price per share of our common stock on the Nasdaq National Market on June 30, 2006 (the last trading day of the most recent offering period) was $11.56.

(1)	This plan explicitly permits repricing of options granted under the plan.

      Summaries of the stock option plans not formally approved by our stockholders are as follows:
2000 Non-Statutory Stock Option Plan

Purpose
      The purposes of the plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of our business.

Administration
      The plan provides for administration by our Board of Directors or a committee appointed by the Board of Directors and is currently administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the plan are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all participants. Directors receive no additional compensation for their services in connection with the administration of the plan.

Eligibility to Participate in the Plan
      Nonstatutory stock options and stock appreciation rights may be granted to our employees, consultants and directors, and to employees and consultants of our parent or subsidiary companies.

Number of Shares Covered by the Plan
      The aggregate number of shares of common stock authorized for issuance under the plan is 1,500,000 shares, plus an annual increase equal to the lesser of 2,000,000 shares, 3.5% of the outstanding shares, or a lesser amount determined by the Board.

Awards Permitted Under the Plan
      The plan authorizes the granting of nonstatutory stock options and stock appreciation rights only.

Terms of Options
      The plan’s administrator determines the exercise price of options granted under the plan and the term of those options. The options that are currently outstanding under the plan vest and become exercisable over periods of from one to four years beginning on the grant date. Payment of the exercise price may be made by cash, check, promissory note, other shares of our common stock, cashless exercise, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only under the conditions the Board of Directors or its appointed committee may establish. If an optionee’s employment terminates for any reason, the option remains exercisable for a period fixed by the plan administrator up to the remainder of the option’s term; if a period is not fixed by the plan administrator, the exercise period is three (3) months, or twelve (12) months in the case of death or disability.

Terms of Stock Appreciation Rights
      The plan’s administrator is able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the plan administrator, subject to the terms of the plan. The plan administrator, subject to the terms of the plan, has complete discretion to determine the terms and conditions of stock appreciation rights granted under the plan, provided, however, that the exercise price will not be less than 100% of the fair market value of a share on the date of grant.

Capital Changes
      In the event of any changes in our capitalization, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of common stock, effected without receipt of consideration by us, appropriate adjustment will be made by us in the number of shares available for future grant and in the number of shares subject to previously granted but unexercised options.

Dissolution or Liquidation
      In the event of the proposed dissolution or liquidation of our Company, the award holders will be notified of such event, and the plan administrator may, in its discretion, permit each award to fully vest and be exercisable until ten (10) days prior to such event, at which time the awards will terminate.

Merger, Asset Sale or Change of Control
      With respect to options granted on or before October 16, 2001 (unless the optionees have consented otherwise), in the event of a merger of our Company with or into another corporation, or any other capital reorganization in which more than fifty percent (50%) of the outstanding voting shares of the Company are exchanged (other than a reorganization effected solely for the purpose of changing the situs of the Company’s incorporation), each outstanding option under the plan will fully vest and be exercisable for a period often (10) days prior to the closing of such transaction, and the unexercised options will terminate prior to the closing of such transaction.
      With respect to options granted after October 16, 2001 (as well as certain options granted before such date, with the consent of the optionees) and stock appreciation rights, in the event of a merger or proposed sale of all or substantially all of the assets of our Company, each outstanding award under the plan will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event the successor corporation refuses to assume or substitute outstanding awards, the plan administrator will notify each optionee that his or her options will vest and be exercisable for a period of twenty (20) days from the date of such notice, and the unexercised awards will terminate upon the expiration of such period.

Nonassignability
      Awards may not be assigned or transferred for any reason (other than upon death), except that the plan administrator may permit awards to be transferred during the optionee’s lifetime to members of the optionee’s immediate family or to trusts, LLCs or partnerships for the benefit of such persons.

Amendment and Termination of the Plan
      The plan provides that the Board of Directors may amend or terminate the plan without stockholder approval, but no amendment or termination of the plan or any award agreement may adversely affect any award previously granted under the plan without the written consent of the optionee.

Certain United States Federal Income Tax Information
      An optionee generally will not recognize any taxable income at the time he or she is granted a non-statutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.
      No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to an optionee. Upon exercise, the optionee will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
      Generally, we will be entitled to a tax deduction in the same amount as the ordinary income realized by the optionee with respect to shares acquired upon exercise of an award.
      The foregoing is only a summary of the effect of federal income taxation upon the optionee and us with respect to the grant and exercise of options and stock appreciation rights granted under the plan and does not purport to be complete. In addition, the summary does not discuss the tax consequences of an optionee’s death or the income tax laws of any state or foreign country in which the optionee may reside.
2001 Non-Statutory Stock Option Plan

Purpose
      The purposes of the plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of our business.

Administration
      The plan provides for administration by our Board of Directors or a committee appointed by the Board of Directors and is currently administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the plan are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all participants. Directors receive no additional compensation for their services in connection with the administration of the plan.

Eligibility to Participate in the Plan
      Nonstatutory stock options may be granted to our employees including officers, consultants and directors.

Number of Shares Covered by the Plan
      The aggregate number of shares of common stock authorized for issuance under the plan is 1,000,000 shares.

Awards Permitted Under the Plan
      The plan authorizes the granting of nonstatutory stock options only.

Terms of Options
      The plan’s administrator determines the exercise price of options granted under the plan and the term of those options. The options that are currently outstanding under the plan vest and become exercisable over periods of two to four years beginning on the grant date. Payment of the exercise price may be made by cash, check, promissory note, other shares of our common stock, cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only under the conditions the Board of Directors or its appointed committee may establish. If an optionee’s employment terminates for any reason, the option remains exercisable for a period fixed by the plan administrator up to the remainder of the option’s term; if a period is not fixed by the plan administrator, the exercise period is three (3) months, or twelve (12) months in the case of death or disability.

Capital Changes
      In the event of any changes in our capitalization, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of common stock, effected without receipt of consideration by us, appropriate adjustment will be made by us in the number of shares available for future grant and in the number of shares subject to previously granted but unexercised options.

Dissolution or Liquidation
      In the event of the proposed dissolution or liquidation of our Company, the option holders will be notified of such event, and the plan administrator may, in its discretion, permit each option to fully vest and be exercisable until ten (10) days prior to such event, at which time the options will terminate.

Merger, Asset Sale or Change of Control
      In the event of a merger or proposed sale of all or substantially all of the assets of our Company, each outstanding option under the plan will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event the successor corporation refuses to assume or substitute outstanding options, the plan administrator will notify each optionee that his or her options will vest and be exercisable for a period of fifteen (15) days from the date of such notice, and the unexercised options will terminate upon the expiration of such period.

Nonassignability
      Options may not be assigned or transferred for any reason (other than upon death), except that the plan administrator may permit options to be transferred during the optionee’s lifetime upon such terms and conditions as the administrator deems appropriate.

Amendment and Termination of the Plan
      The plan provides that the Board of Directors may amend or terminate the plan without stockholder approval, but no amendment or termination of the plan or any award agreement may adversely affect any award previously granted under the plan without the written consent of the optionee.

Certain United States Federal Income Tax Information
      An optionee generally will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.
      Generally, we will be entitled to a tax deduction in the same amount as the ordinary income realized by the optionee with respect to shares acquired upon exercise of the nonstatutory stock option.
      The foregoing is only a summary of the effect of federal income taxation upon the optionee and us with respect to the grant and exercise of options granted under the plan and does not purport to be complete. In addition, the summary does not discuss the tax consequences of an optionee’s death or the income tax laws of any state or foreign country in which the optionee may reside.
2003 Stock Plan
      In October 2003, the Board of Directors approved the 2003 Stock Plan (the “Plan”). The Plan provides for the grant of non-statutory stock options, stock purchase rights, restricted stock, stock appreciation rights, performance shares, and performance units, to newly hired employees as a material inducement to their decision to enter into our employ.
      Awards under the Plan may not be granted to individuals who are former employees or directors of ours, except that a former employee who is returning to our employ following a bona-fide period of non-employment by us may receive awards under the Plan. Our Board of Directors or a committee appointed by the Board of Directors administers the Plan and controls its operation (the “Administrator”). However, all awards under the Plan must be approved by either a majority of our independent directors, or approved by a committee comprised of a majority of independent directors.
      The Administrator determines, on a grant-by-grant basis, the term of each option, when options granted under the Plan will vest and may be exercised, the exercise price of each option, and the method of payment of the option exercise price. After a participant’s termination of service with us, the vested portion of his or her option will generally remain exercisable for the period of time stated in the option agreement. If a specified period of time is not stated in the option agreement, the option will remain exercisable for three months following a termination for reasons other than death or disability, and for one year following a termination due to death or disability, in each case subject to the original term of the option. The Administrator also determines the terms and conditions of restricted stock awards (shares that vest in accordance with the terms and conditions established by the Administrator), stock purchase rights (rights to purchase shares of our common stock, and such shares are generally restricted stock), stock appreciation rights (the right to receive the appreciation in fair market value of our common stock between the exercise date and the date of grant), and performance shares and/or units (awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Administrator are achieved or the awards otherwise vest).
      In the event we experience a change in control, each outstanding option, stock purchase right and stock appreciation right will be assumed or substituted for by the successor corporation (or a parent or subsidiary of such successor corporation). If such awards are not so assumed or substituted, the Administrator will notify participants that their options, stock purchase rights, and stock appreciation rights will be exercisable as to all of the shares subject to the award for a period of time determined by the Administrator in its sole discretion, and that the award will terminate upon the expiration of such period. In addition, in the event we experience any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities, or other change in our corporate structure affecting the shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan may make appropriate adjustments to outstanding awards and to the shares available for issuance under the Plan.
      There are 1,000,000 shares of our common stock reserved under the Plan, and as of March 31, 2006, 89,583 shares remain for future issuance. By its terms, the Plan will automatically terminate in 2013, unless earlier terminated by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table contains information about the beneficial ownership of our common stock as of July 1, 2006 for:

•	each of our current directors and director nominees, as well as our Chief Executive Officer and our other four most highly compensated executive officers during the fiscal year ended March 31, 2006;

•	all of our current directors and named executive officers as a group; and

•	all persons known by us to be beneficial owners of more than five percent (5%) of our outstanding stock.
      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934 and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of July 1, 2006 through the exercise of any stock options. Unless indicated, each person or entity either has sole voting and investment power over the shares shown as beneficially owned or shares those powers with his spouse.
      The number of options and restricted stock units exercisable within sixty (60) days of July 1, 2006 is shown in the first column of the table and is included in the total number of shares of common stock beneficially owned shown in the second column. The percentage of shares beneficially owned is computed on the basis of 36,126,459 shares of common stock outstanding on July 1, 2006. Unless otherwise indicated, the principal address of each stockholder listed below is c/o Genesis Microchip Inc., 2150 Gold Street, Alviso, California 95002.

	Number of
	Shares of
	Common Stock
	Issuable	Total Number of
	Pursuant to	Shares of
	Options and	Common Stock	Percentage of
	Restricted Stock	Beneficially	Outstanding
Name	Units	Owned	Common Stock

Eastbourne Capital Management, L.L.C.(1)	—	5,300,000	14.7%
1101 Fifth Avenue, Suite 160 San Rafael, CA 94901
Kennedy Capital Management, Inc.(2)	—	3,642,232	10.1%
10829 Olive Blvd. St. Louis, Missouri 63141
D.E. Shaw Valence Portfolios, L.L.C.(3)	—	2,334,462	6.5%
120 W. 45th Street, 39th Floor New York, NY 10036
Elias Antoun	218,750	226,332	*
Raphael Mehrbians(4)	75,515	78,202	*
Ernest Lin	59,375	62,083	*
Anders Frisk(5)	124,327	127,028	*
Mohammad Tafazzoli(6)	72,750	74,686	*
Jon Castor	19,583	19,583	*
Chieh Chang	29,583	43,320	*
Tim Christoffersen	48,333	48,333	*
Jeffrey Diamond(7)	98,333	112,887	*
Robert H. Kidd	53,333	53,333	*
Chandrashekar M. Reddy	50,417	181,972	*
Directors and Named Executive Officers as a group (11 persons)(7)	850,229	1,027,759	2.8%

*	Less than one percent (1%)

(1)	Based on information contained in a Schedule 13F filed March 31, 2006.

(2)	Based on information contained in a Schedule 13G filed June 9, 2006.

(3)	Based on information contained in a Schedule 13G filed July 3, 2006.

(4)	Includes 80 restricted stock units vesting within sixty (60) days of July 1, 2006.

(5)	Includes 54 restricted stock units vesting within sixty (60) days of July 1, 2006.

(6)	Includes 67 restricted stock units vesting within sixty (60) days of July 1, 2006.

(7)	Includes 14,554 shares owned by Diamond Family Trust, a trust established for the benefit of Mr. Diamond and his family.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and any person who owns more than ten percent (10%) of our shares of common stock to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and with us. Based on our review of copies of forms and written representations, we believe that all of our officers, directors and greater than ten percent (10%) stockholders complied with all filing requirements applicable to them for the year ended March 31, 2006, except on May 11, 2005, Anders Frisk exercised an option for 5,000 shares and sold such shares, which such transaction was first reported on a Form 4 filed on May 31, 2005.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      See the disclosure under the caption entitled “Employment contracts, termination of employment and change-in-control arrangements” on the next page.

Executive Compensation
Summary Compensation Table
      The following table contains information about compensation paid to our Chief Executive Officer and to our four other most highly compensated executive officers for our fiscal year ended March 31, 2006 and the compensation of those individuals in fiscal years 2005 and 2004, where applicable.

				Long Term Compensation

		Annual Compensation		Securities
	Fiscal			Underlying	All Other
	Year	Salary ($)	Bonus ($)	Options (#)	Compensation ($)

Elias Antoun(1)(2)	2006	350,004	297,500	—	5,400
Chief Executive Officer and President	2005	119,360	—	500,000	2,100
Raphael Mehrbians(2)(4)	2006	225,500	100,980	25,500	58,256
Senior Vice President,	2005	222,538	15,000	51,667	58,556
Product Marketing	2004	193,249	—	50,000	58,220
Ernest Lin(2)(3)	2006	233,622	149,813	—	6,600
Senior Vice President,	2005	55,879	15,000	150,000	1,800
Worldwide Sales Development
Anders Frisk(2)	2006	266,825	113,815	17,000	7,200
Executive Vice President	2005	259,999	252,100	43,000	7,200
	2004	250,000	—	20,000	100
Mohammad Tafazzoli(2)(4)	2006	231,500	108,438	21,250	7,200
Senior Vice President, Operations	2005	220,000	10,000	40,000	7,200
	2004	210,000	—	50,000	—

(1)	Mr. Antoun became our Chief Executive Officer and President in November 2004. For details regarding his employment agreement, see description under the caption “Employment Agreements with Mr. Antoun.”

(2)	Fiscal 2006 bonus amount was paid pursuant to the Fiscal 2006 Executive Bonus Plan in fiscal 2007.

(3)	Mr. Lin became our Senior Vice President, Worldwide Sales in January 2005.

(4)	Fiscal 2005 bonus was paid in fiscal 2006.
Employment contracts, termination of employment and change-in-control arrangements

Employment Agreement with Mr. Antoun
      On November 10, 2004 and November 29, 2004, respectively, we entered into an employment letter and change of control severance agreement with Mr. Antoun, currently our Chief Executive Officer and President. The employment letter states that Mr. Antoun’s initial base salary is $350,004. In addition, Mr. Antoun receives a car allowance and is eligible to participate in any applicable corporate bonus plan. The change of control severance agreement provides certain benefits upon an involuntary termination of employment following a change of control of Genesis, as set forth below under the heading “Employment and severance agreements relating to change of control.”

Employment Letter with Mr. Mehrbians
      On February 28, 2002, we entered into an employment letter with Mr. Mehrbians, who currently serves as our Senior Vice President, Product Marketing. In addition to base salary, bonus and other benefits,

Mr. Mehrbians was granted a stock option with standard four-year vesting. On February 28, 2002, which was prior to his becoming an officer of the Company and prior to the enactment of the Sarbanes-Oxley Act of 2002, we agreed to provide Mr. Mehrbians with a loan of $150,000, which amount has been forgiven pursuant to its requirement that Mr. Mehrbians remain employed by Genesis for three years.

Employment Letter with Mr. Lin
      On January 10, 2005, we entered into an employment letter with Mr. Lin, who currently serves as our Senior Vice President, Worldwide Sales. In addition to base salary, bonus and other benefits, Mr. Lin was granted a stock option with standard four-year vesting.

Employment Letter with Mr. Frisk
      On February 15, 2000, we entered into an employment letter with Anders Frisk, currently our Executive Vice President. In addition to base salary, bonus, car allowance and other benefits, we granted Mr. Frisk options for 130,000 shares of our common stock that have since fully vested. In addition, pursuant to an employment agreement with Mr. Frisk, in the event that his employment is involuntarily terminated at any time, he will be entitled to a lump sum payment equal to 12 months of his base salary in effect as of the date of his termination.

Employment Letter with Mr. Tafazzoli
      Mr. Tafazzoli, who currently serves as our Senior Vice President, Operations, entered into an employment letter with Paradise Electronics, Inc., dated February 17, 1998, which we assumed upon our acquisition of Paradise. In addition to base salary, bonus and other benefits, Mr. Tafazzoli was granted a stock option that has since fully vested.

Employment and Severance Agreement Relating to Change of Control
      Mr. Antoun has entered into a change of control severance agreement that will provide certain benefits upon an involuntary termination of employment following a change of control of Genesis. The agreement terminates on the earlier of (i) two (2) years after a change of control of Genesis, or (ii) the date that all obligations of the parties hereto under the agreement have been satisfied, provided that if there has not been a change of control as of November 15, 2006, the agreement automatically terminates. The agreement generally provides that if, within 12 months after the change of control, or any other change of control of the combined company following a merger, the executive’s employment is involuntarily terminated and signs a release of claims, then the executive will be entitled to the following severance benefits:

•	a lump sum severance payment equal to 12 months of the executive’s base salary;

•	a lump sum bonus payment equal to the prorated portion, based on the number of full months Mr. Antoun was employed by Genesis during the fiscal year in which his termination of employment occurs, of the full target bonus, if any, that Mr. Antoun would have earned if he had been employed for the full fiscal year and if 100% of the objectives for receiving the target bonus were met;

•	fifty percent (50%) of unvested stock options become immediately vested and exercisable, and fifty percent (50%) of Genesis’s right of repurchase shall lapse with respect to restricted stock held by the executive prior to the change of control;

•	the ability to exercise all vested stock options being assumed by the acquiring company that were originally granted to the executive by Genesis prior to the change of control for a period of 2 years following the termination of employment; and

•	health coverage and benefits at the same level of coverage as was provided immediately prior to termination, for up to 12 months following the termination of employment.

      The agreement also generally provides that if, in the second year after the change of control, or any other change of control of the combined company following a merger, the executive’s employment is involuntarily terminated, then the executive will be entitled to the following severance benefits:

•	a lump sum severance payment equal to the product of 100% of the executive’s monthly base salary, multiplied by the number of months remaining in such second year as of the employment termination date;

•	a lump sum bonus payment equal to the prorated portion, based on the number of full months Mr. Antoun was employed by Genesis during the fiscal year in which his termination of employment occurs, of the full target bonus, if any, that Mr. Antoun would have earned if he had been employed for the full fiscal year and if 100% of the objectives for receiving the target bonus were met;

•	fifty percent (50%) of unvested stock options become immediately vested and exercisable, and fifty percent (50%) of Genesis’s right of repurchase shall lapse with respect to restricted stock held by the executive prior to the change of control;

•	the ability to exercise all vested stock options granted to the executive by Genesis prior to the change of control for a period of 2 years following the termination of employment; and

•	health coverage and benefits at the same level of coverage as was provided immediately prior to termination, for that number of months remaining in such second year as of the employment termination date.
Options granted in the year ended March 31, 2006
      The following table contains information about stock option grants made during the year ended March 31, 2006 to our Chief Executive Officers and to our four other most highly compensated executive officers in fiscal 2006. The stock options were granted under our 1997 Employee Stock Option Plan, our 2001 Nonstatutory Stock Option Plan, our 2000 Nonstatutory Stock Option Plan or our 2003 Nonstatutory Stock Option Plan. They have a maximum term of ten years, subject to earlier termination upon cessation of service.
      The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There is no assurance that the actual stock price appreciation over the option terms will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the term of the option, no value will be realized from the option grants made to the executive officer.

	Individual Grants
					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees	Exercise		Option Term
	Options	in Fiscal	Price per	Expiration
Name	Granted	Year	Share	Date	5%	10%

Elias Antoun	—	—	—	—	—	—
Raphael Mehrbians	25,500	3.4%	$19.50	10/25/2011	$202,431	$471,750
Ernest Lin	—	—	—	—	—	—
Anders Frisk	17,000	2.2%	$19.50	10/25/2011	$134,954	$314,500
Mohammad Tafazzoli	21,250	2.8%	$19.50	10/25/2011	$168,692	$393,125

Aggregate option exercises in the last fiscal year and fiscal year-end option values
      The following table contains information about option exercises for our Chief Executive Officer and our four other most highly compensated executive officers in the year ended March 31, 2006 and their option holdings as of March 31, 2006.
      The value of an in-the-money stock option represents the difference between the aggregate estimated fair market value of the underlying stock and the aggregate exercise price of the stock option. We have used the reported closing price of $17.04 per share on The Nasdaq National Market on March 31, 2006 as the estimated fair market value of our common stock in determining the value of unexercised options.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Number of		Options at		Options at
	Shares	Value	Fiscal Year End		Fiscal Year End ($)
	Acquired on	Received
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Elias Antoun	—	—	166,667	333,333	24,167	48,333
Raphael Mehrbians(1)	65,972	767,006	52,050	69,145	322,349	165,335
Ernest Lin	—	—	43,750	106,250	30,187	73,312
Anders Frisk(2)	150,292	1,476,378	99,585	67,625	166,868	163,131
Mohammad Tafazzoli(3)	97,063	1,217,354	51,667	62,500	109,233	81,967

(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End and Value of Unexercised in-the-Money Options at Fiscal Year End does not include 1,286 restricted stock units that were unvested as of March 31, 2006.

(2)	Number of Securities Underlying Unexercised Options at Fiscal Year End and Value of Unexercised in-the-Money Options at Fiscal Year End does not include 857 restricted stock units that were unvested as of March 31, 2006.

(3)	Number of Securities Underlying Unexercised Options at Fiscal Year End and Value of Unexercised in-the-Money Options at Fiscal Year End does not include 1,071 restricted stock units that were unvested as of March 31, 2006.
Compensation Committee interlocks and insider participation
      The members of our Compensation Committee during the fiscal year ended March 31, 2006 were Messrs. Diamond and Chang. Mr. Reddy became a member of our Compensation Committee on May 25, 2006. At no time since our formation have any of the members of our Compensation Committee served as our officers or employees or as officers or employees of any of our subsidiaries, except for Mr. Diamond as described in his biography on page 6 and Mr. Reddy as described in his biography on page 5. No interlocking relationship exists between our Board of Directors or its Compensation Committee and the board of directors or compensation committee of any other company, nor did any interlocking relationships exist during the past fiscal year.
COMPENSATION COMMITTEE’S REPORT ON EXECUTIVE COMPENSATION
To our Stockholders:
      We are responsible for reviewing and/or establishing the compensation programs that relate to Genesis’s executive officers, senior management and other key employees and for establishing the specific short and long-term compensation elements thereunder. We oversee the general compensation structure for all of Genesis’s employees and we administer the stock option and stock purchase plans. We are independent, non-employee directors.
      The executive compensation program that has been established is designed to provide levels of compensation in formats that assist Genesis in attracting, motivating and retaining qualified executives by providing a competitive compensation package geared to individual and corporate performance. We strive to establish performance criteria, evaluate performance and establish base salary, bonuses and long-term incentives for our key decision makers based upon performance and designed to provide appropriate incentives for maximization of our short and long-term financial results for the benefit of our stockholders.
      In order to meet our objectives, we have chosen four basic components for Genesis’s executive compensation program to meet our compensation philosophy. Base salaries, which are the fixed regular component of executive compensation, are based upon:

•	base salary levels among a competitive, geographic peer group;

•	Genesis’s past financial performance and future expectations;

•	the general and industry-specific business environment; and

•	individual performance.
Bonuses are directly linked to Genesis’s performance, and are designed to provide additional incentive cash compensation based on short-term performance of Genesis and its employees. For fiscal year 2007, Genesis has adopted a bonus plan for its executives (“Executive Bonus Plan”) and for its non-executive employees. The Executive Bonus Plan is designed to provide incentive and motivation to the eligible executive officers to achieve the company’s financial and operational plans. Eligible executive officers under the Executive Bonus Plan include our CEO and members of his executive staff. The Executive Bonus Plan will only be paid if certain financial objectives, as described in the Executive Bonus Plan, are achieved. The bonus amount to be paid to eligible executive officers pursuant to the Executive Bonus Plan during its fiscal year 2007 will generally be based on the achievement of certain financial goals of the company (based on revenue and non-GAAP operating income targets for fiscal year 2007) and individual performance objectives of each of the eligible executive officers. The eligible executive officers have a bonus target specified as a percentage of their annual base salary at various achievement levels as described in the Executive Bonus Plan. The combined bonuses paid under the Executive Bonus Plan and the non-executive employee bonus plan shall not exceed 15% of the company’s non-GAAP operating income. For more information, please refer to the Executive Bonus Plan itself, which was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2006.
      Stock option grants, under the long-term component of executive compensation, are designed as an incentive to reward executive officers and employees for delivering value to our stockholders over a longer, measurable period of time. Historically, Genesis has used the grant of stock options that vest over some measurable period of time, generally four years, to accomplish this objective.
      The base salary for our Chief Executive Officer in fiscal 2006, Mr. Elias Antoun, was determined with reference to base salaries for chief executive officers of other comparable technology companies. Mr. Antoun has served as our Chief Executive Officer since November 29, 2004 for which he received a prorated salary of $119,360 in fiscal year 2005 pursuant to his employment agreement, and $350,004 in fiscal year 2006. Mr. Antoun did not receive a bonus for fiscal year 2005. For fiscal year 2006, Mr. Antoun was paid a bonus of $297,500 based on the company’s achievement of 110% of its financial goals and Mr. Antoun’s performance with respect to his individual objectives, pursuant to the company’s Executive Bonus Plan for fiscal 2006, which was filed on a Current Report on Form 8-K on May 6, 2005. Incentive options to purchase 500,000 shares of our common stock were granted to Mr. Antoun upon his employment as Chief Executive Officer. No stock awards were granted to Mr. Antoun in fiscal 2006.

      The information contained in this report of the Compensation Committee shall not be deemed “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Genesis specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Respectfully submitted by the Compensation Committee,

Jeffrey Diamond
Chairman

Chieh Chang

Chandra Reddy
July 28, 2006

STOCK PERFORMANCE GRAPH
      The following performance graph compares the percentage change in the cumulative total stockholder return on shares of our common stock with the cumulative total return for:

•	a group of our peer corporations, comprising the Nasdaq Electronic Components Stocks; and

•	the Total Return Index for The Nasdaq Stock Market (US and Foreign).
      This comparison covers the period from March 31, 2001 to March 31, 2006, the last trading date in our 2006 fiscal year. It assumes $100 was invested on March 31, 2001 in shares of our common stock, our peer corporations and The Nasdaq Stock Market, and assumes reinvestment of dividends, if any.
      The Nasdaq Electronic Components Stocks consists of all corporations traded on The Nasdaq Stock Market with 367 as their primary standard industrial classification number. The Total Return Index for The Nasdaq Stock Market (US and Foreign) comprises all ADRs, domestic shares, and foreign common shares traded on The Nasdaq National Market and The Nasdaq Small Cap Market, excluding preferred shares, rights and warrants.
Comparative chart

			Total Nasdaq
Date	Genesis	Peer Group	Return

March 31, 2001	100.00	100.00	100.00

March 31, 2002	261.57	106.13	100.57

March 31, 2003	125.55	61.22	73.41

March 31, 2004	168.51	106.76	109.30

March 31, 2005	145.37	85.40	110.29

March 31, 2006	171.43	97.02	130.28

      The stock price performance shown on the graph is not necessarily indicative of future price performance. Our closing stock price on July 14, 2006, the record date, was $10.73. Information used on this graph was obtained from Nasdaq. Although we believe the information to be accurate, we are not responsible for any errors or omissions.
      This chart is not “soliciting material.” It is not deemed filed with the Securities and Exchange Commission and it is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

AUDIT COMMITTEE REPORT
      The Audit Committee is responsible for reviewing the scope and timing of audit services and any other services that Genesis’s independent accountants are asked to perform, the auditors’ report on Genesis’s consolidated financial statements following completion of their audit, and Genesis’s policies and procedures with respect to internal accounting and financial controls. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our Web site located at www.gnss.com, and is filed as an Exhibit to this proxy statement. All members of this committee are independent members of the Board of Directors.
      We reviewed Genesis’s audited consolidated financial statements for fiscal year 2006 and discussed such statements with management. We discussed the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees) with KPMG LLP in Canada, Genesis’s independent accountants during fiscal year 2006.
      We received the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, from KPMG LLP and discussed with them their independence. Based on the review and discussions noted above, we recommended to the Board of Directors that Genesis’s audited consolidated financial statements be included in its Annual Report on Form 10-K and the annual report to stockholders for the year ended March 31, 2006, and be filed with the U.S. Securities and Exchange Commission.
      The information contained in this report of the Audit Committee shall not be deemed “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Genesis specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Respectfully submitted by the Audit Committee,

Robert H. Kidd
Chairman

Tim Christoffersen

Jon Castor
July 28, 2006

STOCKHOLDER PROPOSALS
      You may present proposals for inclusion in our proxy statement for consideration at our 2007 annual meeting by submitting them in writing to our Secretary in a timely manner. Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended, your proposals must be received by us no later than April 16, 2007 to be included in the proxy statement for that meeting and must comply with the requirements of Rule 14a-8.
      Any proposals submitted by you after April 16, 2007, but on or before June 14, 2007, may be eligible for consideration at next year’s annual meeting, but will not be eligible for inclusion in the proxy statement for that meeting. Any proposal received after June 14, 2007 will be considered untimely for our 2007 annual meeting.
CONTACTING THE BOARD OF DIRECTORS
      Stockholders may communicate with the Board of Directors of the Company by sending an email to the Secretary of the Company at corporate.secretary@gnss.com. Alternatively, stockholders may communicate with the Board of Directors by mail at the following address: Board of Directors c/o Corporate Secretary, Genesis Microchip Inc., 2150 Gold Street, Alviso, California 95002. The Secretary will collect, organize and monitor these communications and will ensure that appropriate summaries of all received messages are provided to the Board of Directors at its regularly scheduled meetings. Stockholders who would like their submission directed to a specific director may so specify, and the communication will be so forwarded, as appropriate. Where the nature of a communication warrants, the Secretary may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or an independent director, or the Company’s management or independent advisors, as the Secretary considers appropriate.

By order of the Board of Directors,

Ava M. Hahn
Secretary
July 28, 2006

Appendix I
CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
GENESIS MICROCHIP INC.
as amended on July 21, 2006
PURPOSES:
      The purposes of the Audit Committee of the Board of Directors (the “Board”) of Genesis Microchip Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Appoint independent auditors to audit the Company’s financial statements;

•	Oversee and monitor (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.
      In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.
MEMBERSHIP:
      The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	Each member will be an independent director, as defined by (i) the rules of the Nasdaq Stock Market and (ii) the rules and regulations of the SEC as in effect from time to time, in each case, subject to any applicable exemptions or exceptions in effect;

•	No member will have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

•	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial office or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:
      The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Appointing, compensating, retaining and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services or related work; and each such independent auditors shall report directly to the Audit Committee;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors and other public accounting firms (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company’s internal audit/financial control function;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a formal written statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board; (iii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself with regard to the auditors’ independence; (iv) reviewing the independent auditors’ peer review; (v) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in Statement of Accounting Standards (“SAS”) No. 61, as may be modified or supplemented; and (vi) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing the performance of the Company’s independent auditors and determining whether it is appropriate to adopt a voluntary policy of rotating independent auditors on a periodic basis (and, if and when required by the Securities and Exchange Commission, adopting a policy for the mandatory rotation of independent auditors);

•	Reviewing with management and the Company’s independent auditors such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the Audit Committee prior to any interim or year-end filings with the SEC or other regulatory body;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Recommending to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Reviewing before release the disclosure regarding the Company’s system of accounting and internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and Audit Committee members, member qualifications and activities;

•	Receiving periodic reports from the Company’s independent auditors and management of the Company to review the selection, application and disclosure of the Company’s significant accounting policies and to assess the impact of other financial reporting developments that may have a bearing on the Company, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained SAS No. 50 letters;

•	Reviewing with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements;

•	Reviewing with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies;

•	Review the findings of any examination by regulatory agencies regarding the Company’s financial statements or accounting policies;

•	Reviewing the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor;

•	Recommending to the Board guidelines for the Company’s hiring of employees of the independent auditor who were engaged on the Company’s account;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Reviewing the Company’s policies relating to the avoidance of conflicts of interest and reviewing past or proposed transactions between the Company, members of the Board and management as well as internal control policies and procedures with respect to officers’ use of expense accounts and perquisites, including the use of corporate assets. The Audit Committee shall consider the results of any review of these policies and procedures by the Company’s independent auditors;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies and performance for cash and short-term investments;

•	Reviewing any auditing or accounting issues concerning the Company’s employee benefit plans;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations relating to financial statements or accounting policies with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors, and retaining such persons to provide such services;

•	Reviewing and approving in advance any proposed related party transactions;

•	Meeting at least quarterly with the chief financial officer, the senior internal audit/financial control executive and the independent auditor in separate executive sessions;

•	Establishing and maintaining free and open means of communication between the Audit Committee, the Company’s independent auditors, the Company’s internal audit/financial control department and management with respect to auditing and financial control matters, including providing such parties with appropriate opportunities to meet privately with the Audit Committee;

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	Reviewing its own charter, structure, processes and membership requirements on a periodic basis;

•	Conducting an annual performance evaluation of the Audit Committee and an evaluation of the adequacy of its charter;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Providing for appropriate funding, as determined by the Audit Committee, for payment of compensation (i) to the independent auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and (ii) to any legal, accounting or other advisors employed by the Audit Committee.
      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations.
MEETINGS:
      The Audit Committee will meet as often as it determines, but not less frequently than once quarterly.
      The Audit Committee, in its discretion, will ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet periodically in separate executive session with the independent auditors as well as any internal auditors/financial controllers of the Company, at such times as it deems appropriate to fulfill the responsibilities of the Audit Committee under this charter.
      The Board shall annually appoint the Committee and (if any) the Chair of the Committee, immediately following the Company’s annual general meeting.
MINUTES:
      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:
      In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee’s charter.
COMPENSATION:
      Members of the Audit Committee shall receive such fees for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.
      Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.
DELEGATION OF AUTHORITY:
      The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.
RESOURCES:
      The Audit Committee shall have the authority necessary to discharge its duties and responsibilities, including the authority to engage independent counsel and other advisers as it deems necessary to carry out its duties, without seeking the approval of the Board or management. In addition, the Audit Committee shall have appropriate funding (as determined by the Audit Committee, in its capacity as a committee of the Board) for payment of: (i) compensation to any independent auditor engaged for the purposes of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisors employed by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

PROXY
GENESIS MICROCHIP INC.
Proxy for the Annual Meeting of Stockholders
To be held on September 12, 2006
Solicited by the Board of Directors
     The undersigned hereby appoints Michael E. Healy and Ava M. Hahn, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Genesis Microchip Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 180 Baytech Drive, Suite 110, San Jose, California 95134 on September 12, 2006 at 11:00 a.m. Pacific Time, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated on or about July 28, 2006 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.
THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE NOMINEES FOR DIRECTOR INDICATED IN PROPOSAL 1 AND FOR PROPOSAL 2.
(continued and to be signed on the reverse side)
Address Change/Comments (Mark the corresponding box on the reverse side)
^ FOLD AND DETACH HERE ^

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Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.
Step 1: FIRST TIME USERS—Establish a PIN
     You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.
     Investor ServiceDirect® is currently only available for domestic individual and joint accounts.
•	SSN

•	PIN

•	Then click on the Establish PIN button
     Please be sure to remember your PIN, or maintain it in a secure place for future reference.
Step 2: Log in for Account Access
     You are now ready to log in. To access your account please enter your:
•	SSN

•	PIN

•	Then click on the Submit button
     If you have more than one account, you will now be asked to select the appropriate account.
Step 3: Account Status Screen
     You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.
•	Certificate History

•	Issue Certificate

•	Address Change
Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am–7pm
Monday–Friday Eastern Time

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR INDICATED IN PROPOSAL 1 AND FOR PROPOSAL 2.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
1.	Election of two (2) nominees to the Board of Directors.
Nominees:
01 Chandrashekar M. Reddy
02 Elias Antoun

FOR all nominees listed above (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed above
☐	☐
INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee’s name in the space provided:

2.	To ratify the appointment of KPMG LLP in Canada as the Company’s independent accountants for the fiscal year ending March 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY CARD IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Signature:	Date:	Signature:	Date:

Note: Sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock are held in the name of two or more persons or in the name of husband and wife, either as joint tenants or otherwise, both or all of such persons should sign the above proxy card. If shares of stock are held by a corporation, the proxy card should be executed by the president or vice president and the secretary or assistant secretary. Executors or administrators or other fiduciaries who execute the above proxy card for a deceased stockholder should give their full title. Please date the proxy card.
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